                                                                   EXHIBIT 10.10

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, IS OMITTED AND IS NOTED WITH **. A COPY OF THIS AGREEMENT, INCLUDING ALL INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                        CAPITAL ONE PROJECT AGREEMENT TWO

         THIS PROJECT AGREEMENT TWO ("PROJECT AGREEMENT TWO") is entered into as of December 23, 2002 among Equifax Consumer Services, Inc., a Georgia corporation ("EQUIFAX"), Intersections Inc., a Delaware corporation and CreditComm Services LLC, a Delaware limited liability company, pursuant to Addendum Number Two to the November 27, 2001 Master Agreement for Marketing, Operational and Cooperative Services among the aforesaid parties. Intersections Inc. and CreditComm Services LLC are collectively referred to herein as "INTERSECTIONS" and shall be jointly and severally responsible for all obligations of Intersections hereunder. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement or Addendum Number Two, as applicable.

1. Services. The parties shall provide the Equifax Products as defined in Exhibit D ("PROGRAM ORDER TWO") to that certain Marketing and Services Agreement dated as of May 31, 2002, by and between Equifax on the one hand, and, on the other hand, Capital One Bank, Capital One, F.S.B. and Capital One Services, Inc., (collectively, "CAPITAL ONE") (the "CUSTOMER AGREEMENT"), a copy of which is attached hereto as Annex A, as follows: Intersections shall perform each operational obligation of Equifax under Program Order Two in compliance with the applicable terms and conditions of the Customer Agreement. Intersections shall act hereunder as a subcontractor, and not an agent, partner or co-venturer of Equifax, and shall have no authority to modify the Customer Agreement or Program Order Two, waive any right of Equifax thereunder, or otherwise bind Equifax in any manner. Without limiting the generality of the foregoing, Intersections shall not, without the prior written approval of Equifax, (a) amend Program Order Two; (b) approve additional Program Orders pursuant to Section 1.2 of the Customer Agreement; (c) approve marketing collateral pursuant to Section 1.3 of the Customer Agreement; or (d) issue any approvals or otherwise take discretionary action under Program Order Two. Intersections shall keep Equifax informed of the progress of the work performed hereunder.

Equifax shall not modify the Customer Agreement or Program Order Two, waive any right applicable to Intersections thereunder, or otherwise bind (except as set forth herein) Intersections in any manner, without the prior approval of Intersections. Without limiting the generality of the foregoing, Equifax shall not, without the prior written approval of Intersections, (a) amend Program Order Two; (b) approve additional Program Orders pursuant to Section 1.2 of the Customer Agreement if Intersections is to be the Equifax Vendor; (c) approve marketing collateral in connection with this Project Agreement Two; or (d) issue any approvals or otherwise take discretionary action under Program Order Two.

An e-mail message from a party's authorized representative shall be sufficient written approval for purposes of routine modifications to, or approvals of marketing collateral or fulfillment materials under, Program Order Two.

2. Marks; Ownership. Capital One will own all Program Marks, as defined in the Customer Agreement, and Section 12.2 of the Master Agreement will not apply to this Project Agreement Two. The Program Marks are licensed to the parties hereto as provided in the Customer Agreement. There shall be no licenses of Marks among the parties hereto pursuant to this Project Agreement Two. Equifax sublicenses or otherwise grants to Intersections all rights granted to it by Capital One solely to the extent necessary for Intersections to perform its obligations under this Agreement. Equifax represents and warrants to Intersections that it has the right and authority to grant Intersections those sublicenses and other rights.

3. User Information. Intersections agrees to comply in all respects with the Customer Agreement provisions regarding Customer Data and Customer Information, as defined in the Customer Agreement. Purchasers of the Equifax Products pursuant to the Customer Agreement shall be deemed to be Users for all purposes under the Master Agreement. As between the parties hereto, all User Information that the parties are permitted to retain shall be owned by Intersections. Neither party shall be deemed to "own" a customer relationship with any User.

4. Privacy Policies. The privacy policies of Equifax and Intersections shall apply as appropriate.

5. Performance Standards. Each party shall perform their respective obligations hereunder in accordance with the applicable requirements set forth in the Customer Agreement.

6. Term and Termination. The term of this Project Agreement Two shall be coextensive with the term of Program Order Two. If the Master Agreement is terminated or expires while Program Order Two remains in effect, the Master Agreement and this Project Agreement Two shall nonetheless be deemed to remain in full force and effect until the expiration or termination of Program Order Two.

7.       Revenue. Equifax shall pay Intersections Inc. the fees as follows:

         -        Orders that pass standard Intersections verification process:

                  - $**____ for each Fulfillment Kit mailed (those that pass the standard Intersections verification process and receive a mailed Fulfillment Kit)

         - Orders that do not pass standard Intersections verification process:

                  -        $**____ for each mailed Verification Letter

                  -        $**____ for each credit bureau report pull

--------
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

   -   $** _____ for each Verification call received

   -   $** _____ for each mailed Fulfillment Kit

--------
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.


         The cost of fulfillment of this program will be born by Intersections. These fees shall be the sole amounts to which the parties are entitled with respect to their performance under this Project Agreement Two and neither party shall look to the other for any additional amounts.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives.

EQUIFAX CONSUMER SERVICES INC.             INTERSECTIONS INC.

By:__________________________              By:________________________________

Name:________________________              Name:______________________________

Title:_______________________              Title:_____________________________

                                           CREDITCOMM SERVICES, LLC.

                                           By:________________________________

                                           Name:______________________________

                                           Title:_____________________________

                [CAPITAL ONE'S PROGRAM ORDER TWO TO BE ATTACHED]